HUNTCO INC.
CLASS A COMMON STOCK WARRANT


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE ON EXERCISE HEREOF
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. W-1                           Warrant to Purchase up to 1,000,000 Shares
                                              of Class A Common Stock

This certifies that, for value received, Enron North America Corp., a Delaware corporation ("ENA"), or its registered assigns (the "Holder") is entitled, subject to the terms set forth herein, to purchase from Huntco Inc., a Missouri corporation (the "Company"), 1,000,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") at the Exercise Price (as hereinafter defined). The Exercise Price and the number of shares of Class A Common Stock issuable on exercise of this Warrant are subject to adjustment as provided below. This Warrant is issued by the Company to ENA as consideration for and in connection with the execution by ENA of the Master Steel Purchase and Sale Agreement, the Inventory Management Agreement for Phase I and the Inventory Management Agreement for Phase II, each dated April 6, 2001, between the Company and ENA.

1.	Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period beginning on June 8, 2001 (the "Warrant Issue Date") and ending at 5:00 p.m., Central Time, on June 8, 2011 (the "Expiration Date") and shall be void thereafter. The Exercise Price shall be $1.45 per share of Class A Common Stock, as adjusted from time to time pursuant to Section 9 hereof.

2.	Exercise of Warrant.

(a)	Surrender and Payment.  The purchase rights represented by
this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, prior to the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company specified in the Notice of Exercise (or such other principal office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with payment of the Exercise Price by cashier's check payable to the Company or by wire transfer of immediately available funds to an account designated by the Company.

(b)	Effectiveness of Exercise.  This Warrant shall be deemed to
have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, and the person entitled to receive the shares of Class A Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable, and in any event within five (5) days after the date of exercise, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c)	Net Issue Exercise.  Notwithstanding any provisions herein
to the contrary, if the fair market value of one share of Class A Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant as set forth in paragraph (b), the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant, together with the properly endorsed Notice of Exercise and notice of such election, at the principal office of the Company, in which event the Company shall issue to the Holder a number of shares of Class A Common Stock computed using the following formula:

X =	Y (A-B)/A

Where X =	the number of shares of Class A Common Stock to be
issued to the Holder

Y =	the number of shares of Class A Common Stock
purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised

A =	the fair market value of one share of Class A Common
Stock (as of the date of exercise determined in accordance with paragraph (b) above)

B =	Exercise Price (as adjusted to the date of such
calculation)

For purposes of the above calculation, fair market value of one share of Class A Common Stock shall be the average of (i) the closing price quoted on the New York Stock Exchange, Inc., or on any other exchange (including NASDAQ National Market) on which the Class A Common Stock is listed, as published in The Wall Street Journal or (ii) the average of the bid and asked prices therefor at the close of trading as quoted by NASDAQ (including the OTC Bulletin Board), or (iii) the average of the bid and asked prices therefor at the close of trading as quoted by the National Quotation Bureau in the National Daily Quotation Sheets, in each case for the thirty (30) trading days prior to the date of determination of fair market value. In the event the Class A Common Stock is not listed for trading on any national securities exchange (including NASDAQ National Market), and the bid and asked prices therefor are not quoted by NASDAQ (including the OTC Bulletin Board), or by the National Quotation Bureau in the National Daily Quotation Sheets, then the fair market value of one share of Class A Common Stock shall be the value determined in good faith by the board of directors of the Company.

3.	No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Class A Common Stock multiplied by such fraction.

4.	Replacement of Warrant.  On receipt of evidence reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.	Rights as Stockholder. Except as set forth in Section 9, the
Holder shall not be deemed a stockholder of the Company for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any other matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights, until the Warrant shall have been exercised as provided herein.

6.	Transfer of Warrant.

(a)	Warrant Register.  The Company will maintain a register
(the "Warrant Register") containing the names and addresses of the Holder or Holders. The Holder of this Warrant may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)	Warrant Agent.  The Company may, by written notice to the
Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Class A Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)	Limitations on Transfer.  In no event may this Warrant be
transferred without registration under the Securities Act of 1933, as amended (the "Act") and state securities laws, or pursuant to available exemptions from the registration provisions thereof, and the Company may condition any transfer on the Warrant Register upon the delivery to the Company of investment representation letters and legal opinions to the effect that no such registration is required, such letters and opinions to be in form and substance reasonably satisfactory to the Company. Subject to the foregoing provisions, this Warrant may be transferred (by the Holder executing an assignment in the form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)	Exchange of Warrant Upon a Transfer.  On surrender of this
Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on transfers contained in this
Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

7.	Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of Class A Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate or articles of incorporation and other governing documents (the "Certificate") to provide sufficient reserves of shares of Class A Common Stock to permit exercise of the Warrant. The Company covenants that during the term this Warrant is exercisable, the Company shall take all commercially reasonable steps to ensure that the shares of Class A Common Stock issuable upon exercise of this Warrant are approved for trading on the New York Stock Exchange, Inc. or such other national securities exchange or on the NASDAQ National Market, if the Class A Common Stock is or becomes traded thereon, provided that the Company shall have no such obligation if the Class A Common Stock is not traded on any such exchange or on the NASDAQ National Market. The Company further covenants that all shares issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and shall be free from all preemptive rights, taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Class A Common Stock (or other securities) upon the exercise of this Warrant.

8.	Notices.

(a)	Whenever the Exercise Price or number of shares purchasable
hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)	In the event:

(i)	the Company shall take a record of the holders of its
Class A Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a regular quarterly cash dividend) or any other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)	of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or

(iii)	of any voluntary dissolution, liquidation or winding-
up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Class A Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

(c)	All such notices, advices and communications shall be
deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

9.	Adjustments.  The Exercise Price and the number of shares
purchasable hereunder are subject to adjustment from time to time upon the occurrence of the following events while this Warrant remains outstanding;

9.1	Merger, Sale of Assets, etc.  If there shall be (i) a
reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity, in which the Company is not the surviving entity or in which the Company is the surviving entity but the shares of the Company's Class A Common Stock are converted into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's prop-erties and assets as, or substantially as, an entirety, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, in lieu of Class A Common Stock, the number of shares of stock or other securities or property of the surviving or successor corporation receivable by the Holder upon such reorganization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer all subject to further adjustment as provided in this Section
9. The foregoing provisions of this Section 9.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other entity that are at the time receivable upon the exercise of this Warrant. If the consideration payable in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

9.2	Reclassification, etc.  If the Company, by reclassification
of securities or otherwise, changes the Class A Common Stock into the same or a different number of securities of any other class or series, then this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable to the Holder as the result of such change if this Warrant had been fully exercised immediately prior to such reclassification or other change and the Exercise Price shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

9.3	Split, Subdivision or Combination of Shares.  If the
Company shall split, subdivide or combine the Class A Common Stock, the Exercise Price shall be proportionately decreased (in the case of a split or subdivision) or proportionately increased (in the case of a combination).

9.4	Adjustments for Dividends in Stock or Other Securities or
Property. If the Company shall distribute to the holders of the Class A Common Stock capital stock (other than Class A Common Stock) or other securities or property ("Distributed Property") (excluding dividends payable out of profits or surplus legally available for the payment of dividends under Missouri law), then, upon exercise of this Warrant, the Holder shall be entitled to receive, in addition to shares of Class A Common Stock, the amount of such Distributed Property or, at the election of the Company, a sum equal to the fair market value of such Distributed Property, in either case as would have been deliverable to such Holder, as owner of that number of Class A Common Stock had such Holder been a record holder of such shares of Class A Common Stock on the record date for such distribution.

9.5	Certificate as to Adjustments.  Upon the occurrence of each
adjustment or readjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

9.6	No Impairment.  The Company will not, by any voluntary
action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. For purposes of this
Section 9, the term "Class A Common Stock" shall mean the shares of the class of stock designated as the Class A Common Stock of the Company as of the date hereof or any other classes of stock resulting from successive changes or reclassifications of such shares consisting of changes in par value. In the event that, as a result of an adjustment made pursuant to this Section 9, the Warrants shall entitle the Holder to purchase any securities other than shares of Class A Common Stock, the number of other such securities so purchasable upon exercise and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 9, which shall apply on like terms to any other such securities.

10.	Dispute Resolution.  Any action, dispute, claim or controversy of any kind between the Company and the Purchaser arising out of, or pertaining to this Agreement or the transactions contemplated hereby (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 10, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitration panel may be entered in any court having jurisdiction. Any arbitration shall be conducted by an arbitration panel consisting of three arbitrators. Each party shall designate one arbitrator. The third arbitrator shall be designated by the two arbitrators designated by the parties. If either party fails to designate an arbitrator within 10 days after the filing of the Dispute with the AAA, such arbitrator shall be appointed in the manner prescribed by the AAA. Any arbitration proceeding hereunder shall be conducted in Houston, Texas. Each proceeding shall be concluded within 180 days of the filing of the Dispute with the AAA. The arbitration panel shall be empowered to award sanctions and to take such other actions as they deem necessary, to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. No award by the arbitration panel shall assess consequential, punitive or exemplary damages but may assess costs and expenses in a manner deemed equitable. The arbitration panel shall make specific written findings of fact and conclusions of law. The decision of the majority of the arbitration panel shall be final and binding on each party.

11.	Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Missouri.



IN WITNESS WHEREOF, HUNTCO INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Dated:   June 8, 2001

HUNTCO INC.


By:________________________
	Robert J. Marischen
	President & CEO


----------------------------------------------------------------------------


NOTICE OF EXERCISE


To:	HUNTCO INC.
	14323 South Outer Forty Drive
	Suite 600N
	Town and Country, Missouri  63017


(1)	The undersigned Holder hereby (A) elects to purchase _________
shares of Class A Common Stock of Huntco Inc. pursuant to the provisions of Section 2(a) of the attached Warrant, and tenders herewith (or by separate wire transfer) payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of __________ shares of Class A Common
Stock, pursuant to the provisions of Section 2(c) of the attached
Warrant.

(2)	Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

(3)	(3)	Please issue a new Warrant for the unexercised portion of
the attached Warrant in the name of the undersigned or in such other name as is specified below.


______________________________
(Name)


______________________________
(Signature)

Name in which Class A Common
Stock is to be issued (if
other than the Holder):


____________________________
____________________________


Name in which Warrant is to
be reissued (if other than
the Holder):


_____________________________
_____________________________
(Date)

-----------------------------------------------------------------------------

	ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant with respect to the number of shares of Class A Common Stock set forth below:

Name of Assignee	Address	No. of Shares



and does hereby irrevocably constitute and appoint _______________________ Attorney to make such transfer on the books of Huntco Inc., maintained for the purpose, with full power of substitution in the premises.


Dated:  _______________ __, 2___



___________________________________
Signature of Holder